UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CONSOLIDATED WATER CO. LTD.
(Name of Registrant as Specified in Its Charter)
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CONSOLIDATED WATER CO. LTD.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands

Notice of Annual General Meeting of Shareholders
to be held on Tuesday, May 21, 2019
Notice is hereby given that the Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. (the “Company”) will be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 10:00 a.m., local time, on Tuesday, May 21, 2019, for the purpose of considering and acting upon the following matters:
1.
The election of two Group I directors to the Board of Directors;

2.
The advisory vote on executive compensation;

3.
The ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, at the remuneration to be determined by the Audit Committee of the Board of Directors; and

4.
Such other business as may properly come before the meeting.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on March 19, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA EITHER THE INTERNET OR MAIL. ANY PROXY (AND ANY POWER OF ATTORNEY OR OTHER AUTHORITY UNDER WHICH IT IS SIGNED, OR A NOTARIZED COPY OF SUCH AUTHORITY) MUST BE DEPOSITED BY MAIL AT THE FOLLOWING ADDRESS: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717 OR ELECTRONICALLY AT WWW.PROXYVOTE.COM AT LEAST 24 HOURS BEFORE THE MEETING IN ORDER TO BE VOTED AT THE MEETING. SHAREHOLDERS WHO EXECUTE A PROXY MAY ATTEND THE MEETING. ATTENDANCE AT THE MEETING WILL AUTOMATICALLY REVOKE A SHAREHOLDER’S PREVIOUSLY SUBMITTED PROXY. THEREFORE, A SHAREHOLDER WHO ATTENDS THE MEETING WILL NEED TO VOTE HIS, HER OR ITS SHARES AT THE MEETING IN ORDER FOR HIS, HER OR ITS SHARES TO BE COUNTED. IN THE CASE OF JOINT HOLDERS, THE VOTE OF THE SENIOR HOLDER WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, SHALL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER JOINT HOLDERS, AND FOR THIS PURPOSE SENIORITY SHALL BE DETERMINED BY THE ORDER IN WHICH THE NAMES OF THE HOLDERS STAND IN THE REGISTER.
By Order of the Board of Directors,
Wilmer F. Pergande
Chairman of the Board
April 10, 2019
Enclosures

CHAIRMAN’S LETTER
Dear Fellow Shareholders:
In June of 2018, the U.S. Securities and Exchange Commission (the “SEC”) voted unanimously to amend the definition of  “smaller reporting company” (“SRC”), allowing an estimated 1,000 more companies to take advantage of the scaled disclosures permitted, on an item-by-item basis, for companies that meet the definition. The amendment, which became effective September 10, 2018, raises the SRC cap from “less than $75 million” in public float to “less than $250 million” and also includes companies with less than $100 million in annual revenues as SRCs if they also have either no public float or a public float that is less than $700 million. The amendment was intended to promote capital formation and to reduce compliance costs for public companies, while maintaining “appropriate investor protections.”
As a result of the amendment to the definition of SRC, the Company is now considered an SRC. As such, we have elected to adopt the scaled disclosure requirements afforded to SRCs. Accordingly, the Company has provided more limited (or, in some cases, eliminated) disclosures than we have provided in prior years’ proxy statements. Notably, the executive compensation disclosures contained in this current proxy statement which comply with the SEC’s executive compensation disclosure rules for SRCs are comparatively narrower in scope than the executive compensation disclosures and Compensation Discussion and Analysis that we have included in prior years’ proxy statements.
On behalf of your Board of Directors, I extend our gratitude for your support of our Company and request that you vote in the affirmative for the proposals to be considered at the 2019 Annual General Meeting of Shareholders.
Sincerely,
Wilmer F. Pergande
Chairman of the Board of Directors

CONSOLIDATED WATER CO. LTD.
Annual General Meeting of Shareholders
Tuesday, May 21, 2019
Proxy Statement
This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Consolidated Water Co. Ltd. (the “Company”) in connection with the solicitation of proxies for the Annual General Meeting of Shareholders of the Company (the “Annual General Meeting”) to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 10:00 a.m., local time, on Tuesday, May 21, 2019, and any adjournment or postponement thereof for the purpose set forth in the accompanying Notice of Annual General Meeting of Shareholders.
This Proxy Statement and the accompanying form of proxy will be distributed to shareholders and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about April 10, 2019. The Company will bear the cost of the solicitation of proxies.
Only holders of record of the Company’s Ordinary Shares, par value CI$0.50 per share (the “Ordinary Shares”), and the Company’s Redeemable Preference Shares, par value CI$0.50 per share (the “Redeemable Preference Shares”), on the books of the Company at the close of business on March 19, 2019, are entitled to vote at the Annual General Meeting. On that date, 15,009,770 Ordinary Shares and 32,813 Redeemable Preference Shares were issued and outstanding. Our Ordinary Shares and Redeemable Preference Shares are referred to as “common stock” and “redeemable preferred stock,” respectively, in our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. All matters that come before this Annual General Meeting will be decided by a poll that will be demanded in each case by Frederick W. McTaggart or David W. Sasnett, the persons who are appointed proxies in the proxy card which accompanies this Proxy Statement. Each shareholder of record is entitled to one vote for each Ordinary Share or Redeemable Preference Share (collectively, the “Shares”) held on all polled matters that come before the Annual General Meeting. The holders of 33 1∕3% of the issued and outstanding Shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting.
For Proposal 1, the election of two directors, each nominee shall be elected as a director if the number of Shares cast “for” such nominee’s election exceeds the number of Shares voted “against” such nominee’s election. The approval of holders of at least a majority of the Shares cast is required for: (i) Proposal 2, the advisory vote on executive compensation; and (ii) Proposal 3, the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Abstentions and “broker non-votes” (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) are not treated as votes cast and, therefore, will not affect the outcome of the vote.
Shares represented by a properly executed proxy must be received not later than 24 hours before the scheduled time of the meeting and, if received in time to permit its use at the meeting or any postponement or adjournment thereof, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the Shares represented by the proxy will be voted (i) “for” the election of the nominees for director; (ii) “for” the approval of executive compensation; and (iii) “for” the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm.
A shareholder of record who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of such revocation to the office of the Secretary of the Company, or by executing and delivering to the Company not later than 24 hours before the scheduled time of the meeting a proxy bearing a later date. A proxy will be revoked automatically if a shareholder attends the meeting.

Shareholders may, by electronic means via the Internet or by mail, appoint a proxy to vote Shares as more fully described below:
•
By Internet: Go to www.proxyvote.com and follow the instructions. Shareholders should have their proxy card available when accessing the site.

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By Mail: If shareholders have received a proxy card, shareholders should mark their vote, sign their name exactly as it appears on the proxy card, date the card and return it in the envelope provided.

Unless otherwise indicated herein, all references to “$” are to United States dollars and all references to “CI$” are to Cayman Island dollars.
[The remainder of this page is intentionally left blank.]

PROPOSAL 1
Election of Group I Directors
The shareholders of the Company will vote on the election of two Group I directors at the Annual General Meeting. Each nominee listed below has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual General Meeting. If, prior to the Annual General Meeting, a nominee should become unavailable to serve, the proxies in such nominee’s favor will be void. The Board of Directors knows of no reason to anticipate that this will occur.
In accordance with the Company’s Articles of Association, the Board of Directors is divided into three groups, designated Group I, Group II and Group III. At the 2019 Annual General Meeting, shareholders will vote on the election of the Group I directors. Directors in Group II and Group III will be eligible for reelection at the Company’s Annual General Meetings in 2020 and 2021, respectively. Each group, upon election, serves for a three-year term.
The affirmative vote of the holders of a majority of the Shares cast at the Annual General Meeting is required to elect each director. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote. Unless a shareholder specifies otherwise on the accompanying proxy, its shares will be voted “FOR” the Group I nominees listed below.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.
Information Regarding Group I Directors
Linda Beidler-D’Aguilar, age 56, has been a director of our Company since November 2018. Ms. Beidler-D’Aguilar is an attorney and has lived and worked in The Bahamas since 1991. Since July 2015, she has been a partner and head of the financial services practice at Glinton Sweeting O’Brien, a full-service boutique law firm located in Nassau, Bahamas, which specializes in financial services, corporate advisory services, securitization, real estate and resort development and commercial litigation. From January 2005 to July 2015, Ms. Beidler-D’Aguilar was a partner at Graham Thompson, a law firm located in The Bahamas and Turks & Caicos specializing in trust and estate planning, commercial matters, civil litigation, family law, securitization, employment and immigration matters. Prior to joining Graham Thompson, Ms. Beidler-D’Aguilar worked briefly at another local law firm, before which she served as Vice President — Legal & Trademark, overseeing global intellectual property and domestic legal matters, at Bacardi & Company Limited for almost nine years. Previously she was employed by two major trust companies in The Bahamas. Before moving to The Bahamas, Ms. Beidler-D’Aguilar practiced law in the United States.
Ms. Beidler-D’Aguilar was selected to serve as a member of our Board of Directors because of her nearly 30 years of experience as an attorney, her legal, business and financial knowledge acquired during that period and her knowledge of, and business contacts in, the Caribbean.
Brian E. Butler, age 69, has been a director of our Company since 1983. Mr. Butler, a full-time resident of the Cayman Islands, has since 1977 directed a consortium of property development companies presented under the Butler name specializing in luxury resort projects in the Cayman Islands, the Turks and Caicos Islands, and British Columbia, Canada.
Mr. Butler was selected to serve as a member of our Board of Directors because of his nearly 50 years of experience as a property developer (over 40 of those years in the Caribbean), his business and financial knowledge acquired during that period and his knowledge of, and business contacts in, the Cayman Islands.
Information Regarding Group II Directors — For Informational Purposes — Not to Be Elected at the 2019 Annual General Meeting
Carson K. Ebanks, age 63, became the Cayman Islands government-nominated director of our Company in May 2001. Mr. Ebanks was the Director of Planning for the Cayman Islands from 1991 to 1997. He served the Cayman Islands Government as a Chief Officer beginning in 1997, and, when he retired in November 2011, he was Chief Officer for the Ministry of Finance, Tourism and Development. Mr. Ebanks is a Justice

of the Peace, a Fellow of the Royal Geographic Society and a member of the Most Excellent Order of the British Empire. He holds a Bachelor of Environmental Studies (Hons. Urban and Regional Planning — Peace and Conflict Studies Minor) from the University of Waterloo and a Master of Arts — Planning in Community and Regional Planning from the University of British Columbia. He is a trustee of the National Gallery of the Cayman Islands and is the Secretary General of the Cayman Islands Olympic Committee. Mr. Ebanks is also the President of the Cayman Islands Karate Federation. Mr. Ebanks has served on the Boards of the Trustee of Cayman Islands National Museum, the Cayman Islands Airports Authority, the Cayman Islands Port Authority, Cayman Islands Turtle Farm, Cayman Islands Airways, the Cayman Islands Civil Service Co-operative Credit Union, the Housing Development Corporation, the Water Authority — Cayman and the National Roads Authority.
Mr. Ebanks, who was nominated to serve on our Board of Directors by the Cayman Islands government, was selected to serve as a member of our Board of Directors because of his knowledge of government affairs, his contacts within the Cayman Islands government and his experience in the water industry.
Richard L. Finlay, age 60, has served as a director of our Company since 1995. Mr. Finlay is an attorney and has practiced law in the Cayman Islands since 1992. From 2003, he was managing partner of Conyers Dill & Pearman, Cayman. He retired from practice in 2015 and currently acts as a consultant. Mr. Finlay served as Director of Legal Studies of the Cayman Islands Government from 1989 to 1992. From 1983 to 1989, Mr. Finlay was a partner with a Canadian law firm located in Regina, Canada. Mr. Finlay has served as the Cayman Islands’ representative to the International Company and Commercial Law Review and is a former editor of the Cayman Islands Law Bulletin. In 2018, Mr. Finlay was named a Board Leadership Fellow by the National Association of Corporate Directors.
Mr. Finlay was selected to serve as a member of our Board of Directors because of his knowledge of our Company and experience as a corporate lawyer practicing in the Cayman Islands and abroad.
Clarence B. Flowers, Jr., age 63, has been a director of our Company since 1991. Mr. Flowers is, and has been since 1985, the principal of Orchid Development Company, a real estate developer in the Cayman Islands. Mr. Flowers also serves as a director of C.L. Flowers & Sons, which is the largest manufacturer of wall systems in the Cayman Islands, and Cayman National Bank, a retail bank.
Mr. Flowers was selected to serve as a member of our Board of Directors because of his more than 40 years of experience in the construction industry as a real estate developer in the Cayman Islands.
Frederick W. McTaggart, age 56, has been a director of our Company since 1998, the Company’s President since October 2000 and its Chief Executive Officer since January 1, 2004. Mr. McTaggart served as Chief Financial Officer of the Company from February 2001 to January 1, 2004. From April 1994 to October 2000, Mr. McTaggart was the Managing Director of the Water Authority — Cayman, the government-owned water utility serving certain areas of the Cayman Islands. From March 1987 to April 1994, he held the positions of Deputy Director and Operations Engineer with the Water Authority — Cayman. He received his B.S. degree in Building Construction from the Georgia Institute of Technology in 1985.
Mr. McTaggart was selected to serve as a member of our Board of Directors because of his technical and managerial experience in the water industry and his experience as the principal executive officer of the Water Authority — Cayman.
Information Regarding Group III Director — For Informational Purposes — Not to Be Elected at the 2019 Annual General Meeting
Wilmer F. Pergande, age 79, has been a director of our Company since 1978 and Chairman since 2009. He has 55 years of management, sales and engineering experience in the desalination industry. Mr. Pergande is the principal of WF Pergande Consulting LLC and currently provides consulting engineering services in metallurgy, fluid dynamics and chemical separation technologies. He retired in 2006 as the Global Leader for Desalination and Process Equipment for GE Infrastructure, Water and Process Technologies, which position he held since 2002. Mr. Pergande previously held the position of Vice President of Special Projects of Osmonics Inc. and Chief Executive Officer of a desalination subsidiary of Osmonics Inc., a publicly traded water treatment and purification company, until its acquisition by General Electric Co. Before joining Osmonics, Mr. Pergande was the Chief Executive Officer of Licon International Inc., a publicly traded manufacturer of liquid chemical separation, purification and processing equipment. Previously, Mr. Pergande was the President of Mechanical Equipment Company Inc. (MECO) for 14 years and held engineering, sales and executive managerial positions with AquaChem Inc., both companies being manufacturers of seawater desalination equipment. He has a Bachelor’s Degree in Mechanical Engineering from Marquette University and Post Graduate Studies in Metallurgy and Heat Transfer from the University of Wisconsin. Mr. Pergande served three terms as a Director of the International Desalination Association, in which he held the positions of Treasurer and Secretary.
Mr. Pergande was selected to serve as a member of our Board of Directors because of his management and engineering experience in the desalinization industry, and for his organizational, sales and marketing skills.
Leonard J. Sokolow, age 62, became a director of our Company on June 1, 2006. From November 1999 until January 2008, Mr. Sokolow was Chief Executive Officer and President, and a member of the Board of Directors, of vFinance Inc., a publicly-traded financial services company, which he cofounded. Mr. Sokolow was the Chairman of the Board of Directors and Chief Executive Officer of vFinance Inc. from January 2007 until July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. From July 2008 until July 2013, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014 he was Vice-Chairman of the Board of Directors of National Holdings Corporation. From July 2013 until December 2014, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. Since January 1, 2015, Mr. Sokolow has been Chief Executive Officer and President of Newbridge Financial, Inc. and Chairman of its principal subsidiary, Newbridge Securities Corporation. Mr. Sokolow was Founder, Chairman and Chief Executive Officer of the Americas Growth Fund Inc., a closed-end 1940 Act management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly-traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick. Since January 2016 Mr. Sokolow has served as a member of the Board of Directors of SQL Technologies Corp. (SQFL) and Chairman of its Audit Committee and since September 2016, Chairman of its Corporate Development Committee, and since November 2018, he has served as a Board Member and the Independent Manager of Masterworks.io, LLC and its affiliates.
Mr. Sokolow was selected to serve as a member of our Board of Directors because of his experience as a director and principal executive officer, his legal, accounting, auditing and consulting background, and his qualifications to serve as our “audit committee financial expert.”
Raymond Whittaker, age 65, has served as a director of our Company since 1988. Mr. Whittaker was the Managing Director of TransOcean Bank & Trust Ltd., a bank and trust company located in the Cayman Islands and a subsidiary of Johnson International Inc., a bank holding company located in Racine, Wisconsin from 1984 to December 2000. He is now the principal of his own company and management firm, FCM Ltd. On August 25, 2014, Mr. Whittaker was recognized as a Governance Fellow by the National Association of Corporate Directors (“NACD”) upon completion of NACD’s Governance Program and in recognition of an ongoing commitment to exemplary board leadership. Mr. Whittaker continues to participate in various NACD programs.
Mr. Whittaker was selected to serve as a member of our Board of Directors because of his management, financial and banking experience.
Board Leadership Structure and Risk Oversight
Mr. McTaggart currently serves as our principal executive officer, and Mr. Pergande, an independent director, currently serves as the Chairman of the Board of Directors. The Board of Directors has determined that having an independent director serve as Chairman of the Board of Directors is consistent with corporate governance best practices and is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting goals, objectives and agendas to establish priorities and procedures for the work of the Board of Directors.

The Board of Directors is engaged in the oversight of risk through regular updates from Mr. McTaggart, in his role as our Chief Executive Officer, and other members of our management team, regarding those risks confronting us, the actions and strategies necessary to mitigate those risks and the status and effectiveness of those actions and strategies. The updates are provided at regularly scheduled Board of Directors and committee meetings as well as through more frequent informal meetings that include the Chairman of the Board of Directors, our Board of Directors, our Chief Executive Officer, our Chief Financial Officer, our Chief Commercial Officer and other members of our management team. The Board of Directors provides insight into the issues, based on the experience of its members, and provides constructive challenges to management’s assumptions and assertions.
Governance of the Company
Pursuant to the Company’s Memorandum of Association, Articles of Association and Cayman Islands law, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
The Board of Directors has determined that the directors nominated for re-election and all of the directors whose terms will continue after the Meeting (with the exception of Mr. McTaggart) are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations, family and other relationships.
The Company schedules meetings of the Board of Directors quarterly, in conjunction with its Annual General Meeting, and as necessary throughout the year. The Company expects that all directors will attend each meeting, absent a valid reason, such as a scheduling conflict. The Board of Directors held four meetings during 2018.
Each director attended at least 75% of the meetings of the Board of Directors held during 2018; and each director, other than Clarence B. Flowers, attended at least 75% of the meetings held by all committees of the Board of Directors on which he or she served during 2018.
The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Our Code of Business Conduct and Ethics is posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
If, in the future, the Board of Directors amends the Code of Business Conduct and Ethics or grants a waiver to our principal executive officer, principal financial officer or principal accounting officer with respect to the Code of Business Conduct and Ethics, the Company will post the amendment or a description of the waiver on the “Investors — Governance” section of the Company’s website.

Committees of the Board of Directors
The Board of Directors has three committees: (1) Compensation, (2) Audit and (3) Nominations and Corporate Governance. The Board of Directors has adopted a written charter for each of these committees. Such charters are posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
Director	Compensation Committee	Audit Committee	Nominations and Corporate Governance Committee
Linda Beidler-D’Aguilar
Brian E. Butler	X		C
Carson K. Ebanks	X		X
Richard L. Finlay	C	X
Clarence B. Flowers, Jr.	X
Frederick W. McTaggart
Wilmer F. Pergande		X	X
Leonard J. Sokolow		C	X
Raymond Whittaker	X	X

X — Member of Committee
C — Chairman
Compensation Committee
The Compensation Committee consists of Messrs. Butler, Ebanks, Finlay, Flowers and Whittaker. The Compensation Committee held three meetings during 2018.
The Compensation Committee is responsible for developing, reviewing and approving the executive compensation program for the Company and its subsidiaries; assessing executive performance; making grants of salary and annual incentive compensation; approving certain employment agreements; and reviewing and consulting with the Company’s management regarding the executive compensation disclosure (and previously the Compensation Discussion and Analysis) that is included in the Company’s proxy statement for each annual meeting. The Board of Directors has adopted a written charter for the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are “independent directors,” as such term is defined under the applicable rules of NASDAQ.
Audit Committee
The Audit Committee consists of Messrs. Finlay, Pergande, Sokolow and Whittaker. The Audit Committee held four meetings during 2018.
The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and management’s testing of such control structure, the independent registered public accountants and the approval of outside consulting services pertaining to the financial and internal control functions of the Company. Its primary duties are to serve as an independent and objective party to monitor the Company’s financial process and internal control system, to select and determine the remuneration of the Company’s independent accountants, to review and appraise the audit effort of the independent accountants and to provide an open avenue of communications among the independent accountants, financial consultants, financial and senior management and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee reviews and reassesses the adequacy of its charter every three years, unless changes in circumstances or regulatory requirements necessitate assessment on a more frequent basis. During the year, the Board of Directors examined the composition of the Audit Committee in light of NASDAQ’s corporate governance rules and the regulations promulgated by the United States Securities and Exchange Commission (the

“SEC”) applicable to audit committees. Based upon this examination, the Board of Directors has determined that all members of the Audit Committee are “independent directors” within the meaning of applicable rules and regulations of NASDAQ and the SEC. The Board of Directors has also determined that Mr. Sokolow qualifies as an “audit committee financial expert” as defined under applicable rules and regulations of NASDAQ and the SEC.
Nominations and Corporate Governance Committee
The Nominations and Corporate Governance Committee consists of Messrs. Butler, Ebanks, Pergande and Sokolow. The Nominations and Corporate Governance Committee held three meetings during 2018.
The Nominations and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and the qualifications of the members of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that all members of the Nominations and Corporate Governance Committee are “independent directors,” as such term is defined under applicable rules of NASDAQ. The criteria for the Nominations and Corporate Governance Committee to recommend nominees for membership on the Board of Directors is contained in the “Consolidated Water Co. Ltd. Corporate Governance Guidelines,” whereby candidates should possess certain minimum qualifications for Board membership, including strong personal values and discipline, high ethical standards, a commitment to full participation on the Board of Directors and its committees and relevant career experience, and whereby diversity of thought, experience, gender and ethnicity shall be considered a priority in any such recommendations.
To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications in writing to the Secretary of the Company, Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, P.O. Box 1114, Grand Cayman, KY1-1102, Cayman Islands.
Shareholder Communication with Directors
Shareholders of the Company who want to communicate with the Board of Directors or any individual director may write to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
The letter should include a statement indicating that the sender is a shareholder of the Company. The Secretary will review all shareholder letters with the Board of Directors and depending on the subject matter will:
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Regularly forward any letter that deals with the function of the Board of Directors or any committees of the Board of Directors (or any matter otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

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Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters;

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Based upon the advice of appropriate legal counsel, not forward the letter if it relates to an improper or irrelevant topic; or

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At each meeting of the Board of Directors, present a summary of all letters received since the last meeting that were not forwarded to the Board of Directors and make those letters available to the Board of Directors upon request.

Audit Committee Report
The Audit Committee submits the following report for 2018:
The Committee has reviewed and discussed with both management and the independent registered public accountants (the “independent auditors”) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018. The Committee’s review included discussion with the independent auditors of matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
The Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to their independence.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.
Submitted by the Members of the 2018 Audit Committee
Richard L. Finlay Wilmer F. Pergande Leonard J. Sokolow Raymond Whittaker

PROPOSAL 2
Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a shareholder vote to approve, on an advisory (non-binding) basis, the compensation of their Named Executive Officers as disclosed in their proxy statements in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, and long-term strategic and corporate goals. Please read the “Executive Compensation” section included in this Proxy Statement for additional details about our executive compensation programs, including information relating to the fiscal year 2018 compensation of our Named Executive Officers.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to shareholders.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2018 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent that there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.
At the 2018 Annual General Meeting of Shareholders, approximately 96% of the votes cast on the advisory vote on the executive compensation proposal were cast in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement for last year’s meeting. Our Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, the Company should maintain the components of our compensation program.
We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2017 Annual General Meeting of Shareholders.
The approval of holders of at least a majority of the Shares cast is required to approve this proposal. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3
Ratification of the Selection of Independent Accountants
The Audit Committee has selected Marcum LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and to render other professional services as required, at the remuneration to be determined by the Audit Committee of the Board of Directors.
We are asking our shareholders to ratify the selection of Marcum LLP as our independent registered public accounting firm. Although ratification is not required by our Articles of Association or otherwise, the Board is submitting the selection of Marcum LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
The affirmative vote of the holders of a majority of the Shares voted at the Annual General Meeting is necessary to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Principal Accounting Fees and Services
The following table shows the fees that the Company and its affiliates paid or accrued for the audit and other services provided by Marcum LLP for the fiscal years ended December 31, 2018 and 2017.
	2018	2017
Audit	$421,250	$400,000
Audit-Related	—	—
Tax	9,500	9,500
All Other	—	—
Total	$430,750	$409,500

Audit Fees: This category includes the fees for the examination of the Company’s consolidated financial statements and internal controls, review of the Company’s Annual Report on Form 10-K and quarterly reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit-Related Fees: This category consists of services that are closely related to the financial audit process and primarily consists of review of reports filed and to be filed with the U.S. Securities and Exchange Commission and accounting advice relating thereto, and audits in connection with consummated acquisitions.
Tax Fees: This category relates to professional services for tax compliance, tax advice and tax planning.
All audit and non-audit services performed by Marcum LLP were approved by the Audit Committee. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining the auditors’ independence.
The approval of holders of at least a majority of the Shares cast is required for this proposal. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019, AT THE REMUNERATION TO BE DETERMINED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDERS MATTERS
The table below sets forth the beneficial ownership of our Ordinary Shares and Redeemable Preference Shares, of which 15,009,770 and 32,813, respectively, were outstanding as of March 19, 2019, by:
•
each person or entity that we know beneficially owns more than 5% of our Ordinary Shares or Redeemable Preference Shares;

•
each of our directors;

•
our Chief Executive Officer during the year ended December 31, 2018, and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2018; and

•
all of our executive officers and directors as a group.

Title of Class	Identity of Person or Group	Amount Owned**	Percentage of Class**
Ordinary Shares	Amundi(1)	1,148,088	7.65%
Ordinary Shares	BlackRock, Inc.(2)	836,911	5.58%
Ordinary Shares	Morgan Stanley(3)	755,307	5.03%
Ordinary Shares	Wilmer F. Pergande, Director, Chairman of the Board of Directors(4)	30,138	*
Ordinary Shares	Frederick W. McTaggart, Director, President and Chief Executive Officer(5)	159,796	1.06%
Ordinary Shares	David W. Sasnett, Executive Vice President and Chief Financial Officer(6)	20,152	*
Ordinary Shares	John B. Tonner, Executive Vice President and Chief Commercial Officer(7)	24,490	*
Ordinary Shares	Linda Beidler-D’Aguilar, Director(8)	2,000	*
Ordinary Shares	Brian E. Butler, Director	23,871	*
Ordinary Shares	Carson K. Ebanks, Director	13,704	*
Ordinary Shares	Richard L. Finlay, Director	43,325	*
Ordinary Shares	Clarence B. Flowers, Jr., Director(9)	328,952	2.19%
Ordinary Shares	Leonard J. Sokolow, Director(10)	18,318	*
Ordinary Shares	Raymond Whittaker, Director	13,092	*
Ordinary Shares	Directors and Executive Officers as a Group(11)	719,696	4.79%
Redeemable Preference Shares	Kenneth Crowley, Production Manager	1,732	5.28%

*
Indicates less than 1%.

**
Unless otherwise indicated, to our knowledge, the persons named in the table above have sole voting and investment power with respect to the shares listed.

(1)
On February 21, 2019, Amundi filed a Schedule 13G (“Schedule 13G”), on behalf of itself and Amundi Asset Management and KBI Global Investors Ltd., with the Securities and Exchange Commission. The Schedule 13G states that each of Amundi, Amundi Asset Management and KBI Global Investors Ltd. have shared voting over 951,419 Ordinary Shares, and shared dispositive power over 1,148,088 Ordinary Shares. Amundi, a holding company, is the sole owner of Amundi Asset Management, an investment company, which owns 87.5% of KBI Global Investors Ltd., an asset manager. The address of each of Amundi and Amundi Asset Management is 91-93 boulevard Pasteur, 75015 Paris, France, and the address for KBI Global Investors Ltd. is 3rd Floor, 2 Harbourmaster Place, IFSC Dublin 1, Ireland.

(2)
On February 8, 2019, BlackRock, Inc. filed a Schedule 13G (“Schedule 13G”) with the Securities and Exchange Commission. The Schedule 13G states that BlackRock, Inc. has sole voting over 785,037 Ordinary Shares, and sole dispositive power over 836,911 Ordinary Shares, by reasons of being a parent holding company of the persons who own the shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
On February 12, 2019, Morgan Stanley filed a Schedule 13G (“Schedule 13G”) with the Securities and Exchange Commission. The Schedule 13G states that Morgan Stanley has shared voting over 82,384 Ordinary Shares, and shared dispositive power over 755,307 Ordinary Shares, by reasons of being a parent holding company or control person of the persons who own the shares. The address of Morgan Stanley is 1585 Broadway New York, NY 10036.

(4)
Of the 30,138 Ordinary Shares beneficially owned by Mr. Pergande, 28,638 have shared investment power, 1,000 are held in an individual retirement account (“IRA”) of Mr. Pergande and 500 are held in an IRA of Mr. Pergande’s spouse.

(5)
Of the 159,796 Ordinary Shares owned by Mr. McTaggart, 127,543 have shared investment power and 4,892 were earned under the Company’s long-term compensation plan as of March 19, 2019 but not issued until April 1, 2019.

(6)
Of the 20,152 Ordinary Shares owned by Mr. Sasnett, 2,032 were earned under the Company’s long-term compensation plan as of March 19, 2019 but not issued until April 1, 2019.

(7)
Of the 24,490 Ordinary Shares owned by Mr. Tonner, 1,892 were earned under the Company’s long-term compensation plan as of March 19, 2019 but not issued until April 1, 2019.

(8)
Of the 2,000 Ordinary Shares beneficially owned by Ms. Beidler-D’Aguilar, all of them are evidenced by Bahamian Depository Receipts (“BDRs”), which are listed and traded on the Bahamian International Stock Exchange. Ordinary Shares that underlie these BDRs are held in a custodial account in The Bahamas.

(9)
Of the 328,952 Ordinary Shares beneficially owned by Mr. Flowers, 300,476 are held by an estate of which Mr. Flowers is a beneficiary.

(10)
Of the 18,318 Ordinary Shares beneficially owned by Mr. Sokolow, all of them are held by a trust of which Mr. Sokolow and his wife are co-trustees.

(11)
Of the 719,696 Ordinary Shares owned by the Directors and executive officers as a group, 168,225 have shared investment power, 10,574 were earned under the Company’s long-term compensation plan as of March 19, 2019 but not issued until April 1, 2019, 2,000 are evidenced by BDRs, which are listed and traded on the Bahamian International Stock Exchange, 300,476 are held by an estate of which a director is a beneficiary, and 18,318 are held by a trust of a director and his wife as co-trustees.

Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2018, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:
•
all compensation plans previously approved by our security holders; and

•
all compensation plans not previously approved by our security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	123,737(1)	$—	1,127,422(1)
Equity compensation plans not approved by security holders	—	—	*
Total	123,737(1)	$—	1,127,422(1)

*
This equity compensation plan does not have any limits on the number of shares reserved for issuance under the plans.

(1)
Includes shares related to our long-term incentive compensation plan, specifically: (i) 10,574 shares that were issued on April 1, 2019 based upon the Company’s cumulative financial performance for the three-year period ended December 31, 2018 relative to the cumulative financial performance target measures for the three-year period ended December 31, 2018 set by the Board of Directors in 2016; (ii) 47,689 shares that may be issued based upon the three-year cumulative financial performance target measures set by the Board of Directors in 2017 and 2018 for the three-year periods ending December 31, 2019 and 2020, respectively; (iii) 26,864 shares that were issued on January 2, 2019; (iv) 17,702 shares that vest on December 31, 2019; and (v) 17,702 shares that vest in 1∕2 increments on December 31, 2019 and 2020. The number of shares reflect the maximum number of shares that may be issued pursuant to these awards.

EXECUTIVE OFFICERS
This section provides information concerning the Company’s executive officers:
Name	Position with Consolidated Water Co. Ltd.
Frederick W. McTaggart(1)	Director, President and Chief Executive Officer
David W. Sasnett	Executive Vice President and Chief Financial Officer
John B. Tonner	Executive Vice President and Chief Commercial Officer
Ramjeet Jerrybandan	Executive Vice President of Operations and Company Secretary
Armando V. Averhoff	Vice President of Information Technology
Brent A. Brodie	Vice President of Sales and Marketing
Robert B. Morrison	Vice President of Procurement and Logistics
Douglas R. Vizzini	Vice President of Finance

(1)
For biographical information regarding Mr. McTaggart, see “Information Regarding Group II Directors.”

David W. Sasnett, age 62, became our Executive Vice President and Chief Financial Officer in June 2006 and also served on our Board of Directors from December 2004 through May 2015. From March 2014 through April 2015, Mr. Sasnett served as a member of the Board of Directors of Ominto Inc. (formerly DubLi, Inc.). In 2005 and 2006, Mr. Sasnett was the Chief Financial Officer of VoIP Inc., a publicly traded provider of communication services utilizing voice over Internet protocol technology. During 2004, he was the Vice President of Finance and Controller for MasTec Inc., a specialty contractor and infrastructure provider traded on the New York Stock Exchange. Mr. Sasnett was the Chief Financial Officer of Catalina Lighting Inc., a publicly traded manufacturer and distributor of residential lighting and other consumer products from 1996 to 2002. Mr. Sasnett’s experience also encompasses more than 12 years with the auditing and consulting firm of Deloitte & Touche LLP. Mr. Sasnett is a Certified Public Accountant in the state of Florida.
John B. Tonner, age 57, became our Chief Operating Officer in September 2011, was appointed a Vice President of the Company in 2012, became Executive Vice President in 2013 and became our Chief Commercial Officer in 2016. He is the former President and a partner in Water Consultants International, a leading desalination consulting firm. Mr. Tonner began working in the desalination and water treatment industry in 1985 and worked for the Company’s subsidiary Cayman Water from 1986 until 1990 where he was responsible, among other things, for our Company’s first seawater reverse osmosis plant. He has broad practical and engineering experience involving all commercially viable desalination processes. Mr. Tonner is registered to practice as a Chartered Engineer, Chartered Environmentalist and European Ingenieur. He has more than 30 years of experience with reverse osmosis and membrane technology and has patented reverse osmosis energy recovery techniques. Mr. Tonner has provided due diligence oversight services for the some of the largest desalination projects in Asia, Australia and the Middle East. Mr. Tonner holds an honors degree in Mechanical Engineering from the University of Paisley in Scotland. He has been a member of the International Desalination Association since the late 1980s, serving on the Board of Directors from 1999 until 2004. He served as a Director of the American Membrane Technology Association (AMTA) and South Central Membrane Association (SCMA) from 2015. He was a member of the World Health Organization (WHO) Desalination Technical Committee and served on the U.S. National Academy of Science’s Research Committee for Advancing Desalination Technology.
Ramjeet Jerrybandan, age 51, joined our Company in 1998 as the Operations Engineer in Grand Cayman. He was promoted to Operations Manager (Cayman) in 2005, became our Vice President of Overseas Operations in May 2006 and was promoted to Executive Vice President of Operations in December 2016. Mr. Jerrybandan was appointed our Company Secretary in 2013. He obtained his Bachelor of Science degree in Industrial Engineering and his Master of Science degree in Engineering Management at the University of the West Indies. Mr. Jerrybandan holds an Advanced Diploma in Business Administration from the Association of Business Executives of London. He also has extensive training in the Information Technology field, including industrial automation systems.

Armando V. Averhoff, age 54, joined our Company in November 2010 as the Director of Information Technology and was promoted to Vice President of Information Technology in August 2014. Mr. Averhoff has more than 25 years of experience with various aspects of information technology including infrastructure design, networking, servers, application development, ERP systems and computer operations. Prior to joining the Company, Mr. Averhoff was Information Technology Director at Arrow Cargo Airlines and Computer Operations Manager at LNR Property Corporation in Miami, Florida.
Brent A. Brodie, age 56, was appointed Director of Sales and Marketing in September 2010 and was promoted to Vice President of Sales and Marketing in 2012. Mr. Brodie’s experience includes 12 years in a variety of positions with GE Water and Process Technologies, most recently as Capital Equipment Sales Manager for the Caribbean region. Mr. Brodie was responsible for the management of multiple market channels, including direct sales, indirect distribution, sales representatives, joint ventures and original equipment manufacturers. Mr. Brodie received his Bachelor of Science in Chemical Engineering from the University of Minnesota and his Master of Business Administration (Marketing Emphasis) from the University of Michigan.
Robert B. Morrison, age 65, was appointed Vice President of Procurement and Logistics in November 2010. Mr. Morrison holds the designation “Certified Supply Chain Management Professional” and has more than 30 years of experience in the purchasing and logistics field. He joined DesalCo Limited as Purchasing Manager in June 1996 and held this post until our acquisition of that company in 2003. In March 2003, Mr. Morrison was promoted to Vice President of Purchasing and Information Technology, retaining this post until his acceptance of his current position in 2010. Prior to joining DesalCo Limited, Mr. Morrison was principal Purchasing Officer for the Ministry of Works & Engineering of the Bermuda government and Purchasing Manager for American-Standard in Toronto, Canada.
Douglas R. Vizzini, age 51, joined our Company in 2007 as the Corporate Controller, was appointed Assistant Company Secretary in 2011 and was promoted to Vice President of Finance in 2012. Mr. Vizzini has more than 25 years of experience, including more than eight years with the accounting firm of Deloitte & Touche LLP and more than 12 years as the Corporate Controller for various public companies. Mr. Vizzini obtained a Bachelor of Accounting and Master of Science in Taxation from Florida International University and is a Certified Public Accountant in the state of Florida.
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EXECUTIVE COMPENSATION
For the fiscal year ended December 31, 2018, the principal components of compensation for our Named Executive Officers were:
•
Base salary;

•
Incentive-based compensation;

•
Retirement and other benefits; and

•
Perquisites and other personal benefits.

Summary Compensation Table
The following table summarizes the compensation of  (1) our Chief Executive Officer and (2) our two other most highly compensated executive officers based upon total compensation (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2018 and 2017.
Name and Principal Parties	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Frederick W. McTaggart Chief Executive Officer	2018	468,025	401,895	234,013	16,200	1,120,133
	2017	468,025	260,800	234,013	15,600	978,438
David W. Sasnett Executive VP & Chief Financial Officer	2018	342,000	132,820	102,600	16,200	593,620
	2017	331,650	85,215	99,495	15,600	531,960
John B. Tonner Executive VP & Chief Commercial Officer	2018	312,025	115,565	93,608	14,400	535,598
	2017	312,025	77,200	93,608	13,800	496,633

(1)
Non-Equity Incentive Plan Compensation amounts have been determined pursuant to the terms outlined in our Named Executive Officers’ respective employment agreements and our short-term incentive compensation plan.

(2)
Amounts for 2018 and 2017 represent the value (based upon the share price of our stock on the grant date) of the shares that may be earned by and granted to the executive in future years under stock grant rights provided under our long-term incentive compensation plan. With respect to these stock grant rights, 50% of the underlying shares vest in equal 1∕3 increments on January 1 of each year in the three-year period following the year in which the stock grant right is awarded if the executive is employed by the Company as of the vesting date. The remaining 50% of the underlying shares associated with these stock grant rights will be earned by and granted to the executive if our Company achieves the three-year cumulative financial performance target measures established by the Board for the three-year periods ending December 31, 2020 (for the stock grants awarded in 2018) and 2019 (for the stock grants awarded in 2017) and the executive is in our employ as of the measurement date. The actual number of shares earned and granted under these performance measures may be greater or lesser than these amounts (or even zero) based upon the financial performance of the Company relative to the long-term financial performance target measures.

(3)
Represents (i) car allowances of  $16,200 and $15,600 for Mr. McTaggart and Mr. Sasnett for 2018 and 2017, respectively; and (ii) car allowances of  $14,400 and $13,800 for Mr. Tonner for 2018 and 2017, respectively.

Employment Agreements
Frederick W. McTaggart — President and Chief Executive Officer
On January 1, 2004, we entered into a three-year employment agreement with Frederick W. McTaggart, our President and Chief Executive Officer. This agreement is subject to extension each year upon mutual agreement such that the term will be for three years from January 1 of the next following year, which is currently through December 31, 2021. Under the terms of the employment agreement, Mr. McTaggart is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. If the Company at its discretion elects not to renew Mr. McTaggart’s agreement, such agreement terminates on December 31 of that year, and Mr. McTaggart is entitled to receive a severance payment equal to twice his then annual base salary. The Company’s Compensation Committee establishes Company performance goals and Mr. McTaggart’s individual performance goals. If we terminate Mr. McTaggart without cause, he is entitled to receive the aggregate annual salaries due over the remaining term of his employment agreement.
Mr. McTaggart is also entitled to an automobile expense allowance, which amounted to $16,200 and $15,600 in 2018 and 2017, respectively. This allowance increases on January 1 of each year by $50 per month.
David W. Sasnett — Executive Vice President & Chief Financial Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Sasnett, our Executive Vice President and Chief Financial Officer, which is subject to annual renewal and has since been extended through December 31, 2020. Under the terms of the employment agreement, Mr. Sasnett is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Sasnett’s individual performance goals. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Sasnett, in cash, a severance payment equal to his base salary on the expiration date.
Mr. Sasnett is also entitled to an automobile expense allowance, which amounted to $16,200 and $15,600 in 2018 and 2017, respectively. This allowance increases on January 1 of each year by $50 per month.
John B. Tonner — Executive Vice President and Chief Commercial Officer
Effective September 1, 2011, we entered into an employment agreement with Mr. Tonner and we entered into an amended and restated employment agreement with Mr. Tonner effective December 1, 2016. Under the terms of this employment agreement (prior to and after the amendment), Mr. Tonner is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Tonner’s individual performance goals.
Pursuant to the terms of the employment agreement, Mr. Tonner is entitled to an automobile expense allowance, which amounted to $14,400 and $13,800 in 2018 and 2017, respectively. This allowance increases on January 1 of each year by $50 per month during the term of this agreement.
Long-Term Incentive Compensation Awards
All of our executive officers are eligible to earn annual incentive compensation in the form of grants of common stock that vest in the future. Under this long-term incentive compensation plan, all executive officers participate in the plan but with different measures and levels of opportunity. The plan includes a combination of performance based and time vesting grants of common stock.
The actual number of shares that may be earned by our Named Executive Officers under our long-term incentive compensation program varies based upon the financial performance of the Company relative to the long-term financial performance target amounts established by the Board for a three-year period.

Option Exercises and Stock Vested
The following table provides information for each of the Named Executive Officers on stock option exercises and shares vested during the year ended December 31, 2018, including the number of shares acquired and the value realized upon exercise and the number of shares acquired and the value realized upon vesting, before payment of any applicable withholding tax and broker commissions.
	Option Awards		Stock Awards
Named Executive Officer	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting ($)
Frederick W. McTaggart	—	—	14,666	171,006
David W. Sasnett	—	—	6,199	72,280
John B. Tonner	—	—	5,762	67,185
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding awards under our long-term incentive compensation plan as of December 31, 2018, for each Named Executive Officer.
Stock Awards
Named Executive Officer	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested* (#)	Equity incentive plan awards: market value of unearned shares, units or other rights that have not vested* ($)
Frederick W. McTaggart	3,595(1)	41,918(1)
	10,784(2)	125,741(2)
	6,191(3)	72,187(3)
	9,286(4)	108,275(4)
David W. Sasnett	1,528(1)	17,816(1)
	4,585(2)	53,461(2)
	2,714(3)	31,645(3)
	4,071(4)	47,468(4)
John B. Tonner	1,438(1)	16,767(1)
	4,314(2)	50,301(2)
	2,476(3)	28,870(3)
	3,715(4)	43,317(4)

(1)
Amounts represent the number and value of shares that vest on December 31, 2019, assuming continued employment.

(2)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2019.

(3)
Amounts represent the number and value of shares that vest in equal 1∕2 increments on December 31, 2019 and 2020, assuming continued employment.

(4)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2020.

*
The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

Pension Benefits
We do not have any defined benefit plans and only offer defined contribution plans.
Non-Qualified Deferred Compensation
We do not have any non-qualified deferred contribution plans or other deferred compensation plans.
Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the Named Executive Officers upon termination or Change in Control, as defined below, pursuant to individual agreements. For payments made to a participant upon a retirement other than in connection with termination or a Change in Control, see “Pension Benefits” above.
Termination
Our Named Executive Officers’ employment agreements may be terminated upon the occurrence of the following:
•
the death of the Named Executive Officer;

•
the Named Executive Officer being adjudicated bankrupt;

•
the Named Executive Officer giving six months’ notice of termination; and

•
the Named Executive Officer being unable to discharge his duties due to physical or mental illness for a period of more than 60 days.

Additionally, our Chief Financial Officer’s and our Chief Commercial Officer’s employment agreement may be terminated due to his conviction of a felony or his commission of an act or omission that could result in material harm to us or conduct justifying dismissal under Cayman Islands law. Our other Named Executive Officers’ employment agreements may be terminated due to conduct by such Named Executive Officer justifying dismissal under Cayman Islands law.
Upon termination due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the Named Executive Officer will be terminated.
Assuming our Named Executive Officers’ employment agreements were terminated on December 31, 2018, due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the compensation due to our Named Executive Officers would be as set forth in the following table.
Named Executive Officer	Salary ($)	Medical Insurance ($)	Pension Fund Contribution ($)	Total Compensation ($)
Frederick W. McTaggart(1)	2,000	56,686	—	56,686
David W. Sasnett(2)	1,000	25,365	—	25,365
John B. Tonner(3)	2,000	72,876	—	72,876

(1)
In the case of our Chief Executive Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of two years.

(2)
In the case of our Chief Financial Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of one year.

(3)
In the case of our Chief Commercial Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of two years.

If our Chief Financial Officer terminates his employment agreement or if we terminate his employment agreement due to his commission of an act or omission that could result in material harm to us or conduct justifying dismissal under Cayman Islands law, he will forfeit all unvested shares issued pursuant to his employment agreement. If his employment agreement is otherwise terminated or upon a “Change in Control,” as defined below, all unvested shares issued pursuant to his employment agreement will vest immediately.
Severance
Upon termination of employment, our Chief Executive Officer and Chief Financial Officer are entitled to receive severance payments under their employment agreements. Our Chief Executive Officer’s and Chief Financial Officer’s employment agreements provide for a lump sum severance payment equal to 24 months and 12 months, respectively, of their then current respective base salaries if their employment agreements are not renewed. The Committee negotiated these severance packages to provide them with an amount equal to their base salary for the length of their non-competition arrangements with us. The following table sets forth the total amount of severance payments that would be made to Messrs. McTaggart and Sasnett if their employment agreements were terminated without cause as of December 31, 2018:
Name	Severance ($)
Frederick W. McTaggart	1,404,075
David W. Sasnett	684,000
Change in Control
Upon a “Change in Control,” as defined below, our Chief Financial Officer and our Chief Commercial Officer may elect to terminate their employment and receive a lump sum payment based upon their then current base salary. In determining whether to approve and setting the terms of such Change in Control arrangements, the Committee recognizes the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly arranged Change in Control provision protects shareholder interests by enhancing employee focus during rumored or actual Change in Control activity through:
•
Incentives to remain with us despite uncertainties while a transaction is under consideration or pending; and

•
Assurance of compensation for terminated employees after a Change in Control.

Our Chief Financial Officer’s employment agreement provides that, at his election, he may terminate his employment upon a Change in Control and receive a payment of 36 months of his then current base salary. Our Chief Commercial Officer’s employment agreement provides that, at his election, he may terminate his employment upon a Change in Control and receive a payment of 12 months of his then current base salary. After reviewing the practices of companies represented in the compensation data we obtained, we believe that our Chief Financial Officer’s and our Chief Commercial Officer’s Change in Control arrangements are generally in line with such arrangements offered to chief financial officers and chief commercial officers of comparable companies.
For the purposes of this discussion, a “Change in Control” occurs when: (i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, publicly announces that such person or group has become the beneficial owner of more than 30% of the combined voting power (“Controlling Voting Power”) of our then outstanding securities that may be cast for the election of directors and (ii) the persons who were our directors before such event shall cease to constitute a majority of our Board of Directors, or any successor, as the direct or indirect result of any person or group acquiring Controlling Voting Power.

The following table sets forth the total amount of change in control payments that would be made to Mr. Sasnett and Mr. Tonner if their employment agreements were terminated upon a “Change in Control” as of December 31, 2018:
Name	Change in Control ($)
David W. Sasnett	1,026,000
John B. Tonner	312,025
Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors and/or paid to certain of our non-employee directors in 2018.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Linda Beidler-D’Aguilar*	4,215	—	4,215
Brian E. Butler*	40,000	32,500	72,500
Carson K. Ebanks*	38,500	32,500	71,000
Richard Finlay*(2)	62,950	35,500	98,450
Clarence B. Flowers, Jr.*	36,300	29,500	65,800
Wilmer F. Pergande*(3)	130,100	34,000	164,100
Leonard J. Sokolow*(4)	65,600	34,000	99,600
Raymond Whittaker*	58,700	35,500	94,200

*
The Board of Directors has determined that each of such persons is an “independent director” under the corporate governance rules of NASDAQ.

(1)
Represents fair value on the date of grant.

(2)
Of the $98,450 fees earned or paid in cash, $20,000 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary.

(3)
Of the $164,100 fees earned or paid in cash, $27,500 consists of director fees paid by Consolidated Water (Bahamas) Limited, and $3,000 consists of director fees paid by Consolidated Water (Asia) Pte. Limited, for service on the boards of directors of these Company subsidiaries.

(4)
Of the $99,600 fees earned or paid in cash, $3,000 consists of director fees paid by Consolidated Water (Asia) Pte. Limited for service on the board of directors of this Company subsidiary.

Director Compensation Policy
Our Chairman receives an annual retainer of  $58,000 in addition to the meeting fees paid to each non-executive director.
Each director who is not an executive officer is entitled to an annual retainer of  $18,000 and a fee of  $3,000 for each Board of Directors’ meeting, based on four annual meetings.
Each director who is a member of the Audit Committee is entitled to a fee of  $1,100 for each Audit Committee meeting, except for the Chairman of the Audit Committee, who is entitled to $1,850 for each Audit Committee meeting, based on four meetings per year.
Each director who is a member of the Compensation Committee is entitled to a fee of  $1,100 for each Compensation Committee meeting, except for the Chairman of the Compensation Committee, who is entitled to $1,850 for each Compensation Committee meeting, based on three meetings per year.

Each director who is a member of the Nominations and Corporate Governance Committee is entitled to a fee of  $1,100 for each Nominations Committee meeting, except for the Chairman of the Nominations and Corporate Governance Committee, who is entitled to $1,850 for each Nominations and Corporate Governance Committee meeting, based on three meetings per year.
In addition, under the non-executive directors share grant plan, each director receives Ordinary Shares worth the share equivalent of  $5,000 for each quarterly Board of Directors meeting and $1,500 for each Committee meeting. The Ordinary Shares are calculated by dividing the accumulated share fees by the prevailing market price on October 1 of the preceding year.
Our Directors who are also executive officers of our Company are not entitled to an annual retainer or any meeting fees.
Section 16(a) Beneficial Ownership Reporting Compliance
We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the fiscal year ended December 31, 2018, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act, other than one late Form 3 filed by Linda Beidler-D’Aguilar.
Transactions with Related Persons
The Company has a written policy regarding the review, approval or ratification of related person transactions. A related person transaction for the purposes of the policy is a transaction between the Company and one of the Company’s directors or nominees for director, executive officers, 5% shareholders, or a member of one of these persons’ immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under this policy, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is in the best interests of the Company.
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OTHER MATTERS
Deadline for Shareholder Proposals
Shareholder proposals intended to be presented under Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and accompanying proxy for the 2020 Annual Meeting of Shareholders, including nomination of an individual for election as a director at the 2020 Annual Meeting of Shareholders, must be received at the Company’s principal executive offices in the Cayman Islands by December 12, 2019 and must meet all the requirements of Rule 14a-8. To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, see “Committees of the Board of Directors.”
Proposals and other notices should be sent to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of the Company’s proxy statement, annual report and Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of the documents to you if you notify the Company’s Secretary at the Company’s executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact your bank, broker or other nominee record holder, or you may contact the Company’s Secretary at the Company’s executive offices.
Financial Statements and Exhibits to Form 10-K
The Company’s financial statements are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that was filed with the SEC on March 15, 2019, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered a part of this soliciting material.
The Company’s 2018 Annual Report, which is included with this proxy statement, does not include copies of the exhibits to that filing. The Company will furnish any such exhibits by request sent to the Company’s Secretary.
Other Matters
Management knows of no matters that are to be presented for action at the meeting other than the matters set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The Company will make available a list of shareholders of the Company before the close of business on May 2, 2019, for inspection during normal business hours from 8:30 a.m. through 4:30 p.m., at the Company’s corporate headquarters located at Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands. The list will also be available for inspection during the meeting.

CONSOLIDATED WATER CO. LTD. REGATTA OFFICE PARKWINDWARD THREE, 4TH FLOOR, WEST BAY ROAD GRAND CAYMAN KY1-1102 CAYMAN ISLANDSVOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 01. The election of two Group I directors to the Board of Directors. Nominees01. Linda Beidler-D' Aguilar 02. Brian E. Butler The Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain2.An advisory vote on executive compensation. The ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, at the remuneration to be determined by the Audit Committee of the Board of Directors. NOTE: Such other business as may properly come before the meeting.R1.0.1.18Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000415371_1partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.comPROXYConsolidated Water Co. Ltd.2019 ANNUAL GENERAL MEETING OF SHAREHOLDERSTO BE HELD ON May 21, 2019The undersigned, revoking all prior proxies, hereby appoint(s) Frederick W. McTaggart and David W. Sasnett, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Consolidated Water Co. Ltd. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 10:00 a.m., local time, on Tuesday, May 21, 2019, and at any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s) and in the discretion of the proxies on such matters as may properly come before the Annual General Meeting or any postponements or adjournments thereof. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS FOLLOWS: “FOR” THE NOMINEES IN THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. Attendance of the undersigned at the Annual General Meeting or any postponements or adjournments thereof will automatically revoke this proxy. Therefore, if the undersigned attends the meeting, he, she or it will need to vote his, her or its shares at the meeting in order for his, her or its shares to be counted. Continued and to be signed on reverse side